                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Nutri/System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)
--------------------------------------------------------------------------------
               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
        ----------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:
        ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ----------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:
        ----------------------------------------------------------------------

     5) Total fee paid:
        ----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
          ----------------------------------------------
     3)   Filing Party:
          ----------------------------------------------
     4)   Date Filed:
          ----------------------------------------------

                               [nutrisystem logo]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 2003

To the Stockholders of
Nutri/System, Inc.:

     The Annual Meeting of Stockholders of Nutri/System, Inc. (the "Company") will be held at 10:00 a.m., local time, on Wednesday, April 23, 2003, at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, for the following purposes:

     1. To elect six directors of the Company to hold office until the Company's 2004 Annual Meeting of Stockholders and until their successors are duly elected;

     2. To ratify the appointment of KPMG LLP as independent auditors for the Company for its 2003 fiscal year;

     3. To consider and vote upon a proposal to amend the Company's 2000 Equity Incentive Plan for Directors and Outside Consultants (the "Directors Plan");

     4. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to NutriSystem, Inc.; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment, postponement or continuation thereof.

     The Board of Directors has fixed the close of business on March 18, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed form of proxy in the envelope provided.

                                      By Order of the Board of Directors,
                                      -----------------------------------
                                      /S/ MICHAEL J. HAGAN
                                      Michael J. Hagan
                                      Chairman and Chief Executive Officer

Horsham, Pennsylvania
March 24, 2003

                               NUTRI/SYSTEM, INC.

                                 PROXY STATEMENT

         This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about March 24, 2003, are furnished in connection with the solicitation by the Board of Directors of Nutri/System, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Wednesday, April 23, 2003 and at any adjournment, postponement or continuation thereof, at the Company's principal executive offices at 202 Welsh Road, Horsham, Pennsylvania 19044.

                                   Background

         This first proposal before the stockholders at the Annual Meeting is election of six directors to the Company's board of directors. The nominees are Michael J. Hagan, Michael A. DiPiano, Ian J. Berg, Djordje Jankovic, Warren V. Musser and Brian P. Tierney, all of which are currently directors of the Company. Ian J. Berg, Djordje Jankovic, Warren V. Musser and Brian P. Tierney were elected to the board at a Special Meeting of Stockholders held on February 19, 2003. Michael J. Hagan and Michael A. DiPiano were appointed to the board as a result of a change of control of the Company's stockholders.

         HJM Holdings, LLC and NewSpring Ventures, L.P. collectively acquired from existing stockholders 15,313,500 shares of the Company's common stock (58.4% of the outstanding shares of common stock) effecting a change in control of the Company in a transaction that closed on December 20, 2002. The Company was not a party to the transaction. HJM Holdings, LLC and NewSpring Ventures, L.P. acquired the shares of the Company's common stock from existing stockholders holding a controlling interest in the Company to effect a change of control of the Company and appoint a new executive leadership team. At the closing, HJM Holdings acquired 10,522,092 shares of common stock for $6,588,100 in cash raised from its investors, and NewSpring Ventures acquired 4,791,408 shares of common stock for $3,000,000 in cash from its working capital. The common stock was acquired from Brian D. Haveson (5,113,500 shares for $3,068,100), HPF Holdings, Inc. (8,200,000 shares for $4,920,000), Donald R.
Caldwell (100,000 shares for $80,000) and CRX Investments I, L.P. (1,900,000 shares for $1,520,000). Michael E. Heisley is the President and sole stockholder of HPF Holdings, Inc. Donald R. Caldwell is a limited partner of CRX Investments I L.P. Cross Atlantic Partners, Inc. is the general partner of CRX Investments I, L.P. Mr. Caldwell is the Chief Executive Officer and a principal stockholder of Cross Atlantic Partners, Inc.

         In connection with the transaction, Frederick C. Tecce and Michael E. Heisley resigned from the board of directors of the Company. To fill the vacancies on the board of directors created by the resignations of Messrs. Tecce and Heisley, Michael J. Hagan, the president of HJM Holdings, and Michael A. DiPiano, the Managing Partner of NewSpring Ventures, were appointed to the board on December 20, 2002, joining Brian D. Haveson and Donald R. Caldwell. Also on December 20, 2002, Mr. Haveson resigned as president and chief executive officer of the Company, and the board appointed Mr. Hagan as chairman and chief executive officer of the Company, and Djordje Jankovic as president and chief operating officer of the Company. Prior to the Special Meeting, Mr. Haveson and Mr. Caldwell resigned from the board of directors.

         HJM Holdings, LLC and NewSpring Ventures, L.P. entered into a Stockholders' Agreement, dated December 20, 2002 (the "Stockholders' Agreement"), with respect to the shares of Common Stock of the Company acquired by them on December 20, 2002. The Company is not a party to the Stockholders' Agreement. Under the terms of the Stockholders' Agreement, HJM Holdings and NewSpring Ventures have agreed to vote their shares for the election to the board of directors of the Company of two designees of HJM Holdings and two designees of NewSpring Ventures. Mr. Hagan and Mr. Musser are the designees of HJM Holdings and Mr. DiPiano and Mr. Berg are the designees of NewSpring Ventures. HJM Holdings and NewSpring Ventures have also agreed to vote their shares together on matters submitted to stockholders that meet the requirements and thresholds described in the Stockholders' Agreement. The Stockholders' Agreement has a two-year term. Under the Stockholders' Agreement, as amended, HJM Holdings and NewSpring Ventures have agreed to use their best efforts to cause the total number of directors to be no more than seven.

         If all the nominees are elected at the Annual Meeting, then the board will consist of the following six members, all of whom will hold office until the 2004 Annual Meeting of Stockholders: Michael J. Hagan (Chairman), Ian J. Berg, Michael A. DiPiano, Djordje Jankovic, Warren V. Musser and Brian P. Tierney.

                            ABOUT THE ANNUAL MEETING

         Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company in person or by telephone or telegram by the Company's regular officers and employees, none of whom will receive special compensation for such services. The Company, upon request therefore, will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

         Only holders of Common Stock of record at the close of business on March 18, 2003, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 18, 2003, the Company had outstanding 26,220,504 shares of Common Stock, each of which is entitled to one vote. Cumulative voting rights do not exist with respect to the election of directors. The presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of Common Stock will constitute a quorum.

         As of March 18, 2003, HJM Holdings, LLC and NewSpring Ventures, L.P., which are included in the table herein under the heading "Beneficial Ownership of Common Stock," beneficially owned in the aggregate 15,313,500 shares, or approximately 58.4%, of the Company's outstanding Common Stock. They have advised the Company that they intend to vote their shares for the election of the nominees for director. Accordingly, Michael J. Hagan, Michael A. DiPiano, Ian J. Berg, Djordje Jankovic, Warren V. Musser and Brian P. Tierney will be elected as directors regardless of the votes cast by the Company's stockholders other than HJM Holdings, LLC and NewSpring Ventures, L.P.

                              ELECTION OF DIRECTORS

         The Company's by-laws provide that the number of members of the Company's Board of Directors shall be as fixed by the Board of Directors from time to time. The number of members of the Board of Directors is currently fixed at six.

         Six directors are to be elected at the Annual Meeting, to hold office until the 2004 Annual Meeting of Stockholders. Unless otherwise instructed, the proxies solicited by the Board of Directors will be voted for the election of the nominees named below, all of whom are currently directors of the Company. If a nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office and each director elected to fill a vacancy will serve for the unexpired term of his predecessor and until his successor is duly elected. The six nominees for director receiving the largest number of the votes cast at the Annual Meeting will be elected as directors. Shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, will be treated as not present and not entitled to vote for nominees for election as directors. Votes withheld and broker non-votes will have no effect on the election of directors because they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

Nominees

         The names of the six nominees for director, together with certain information regarding them, are set forth below.


Ian J. Berg
Age 61

Mr. Berg was elected to the Company's Board of Directors on February 19, 2003. He is a Managing Director of the Eastern Technology Fund, a venture fund, which he established in March 2000. Prior to that, Mr. Berg was the founder, president, chief executive officer and director of Copelco Financial Services Group from October 1972 to July 1999. Mr. Berg is a director of a number of private companies, and a number of non-profit organizations.


Djordje (George) Jankovic
Age 35

Mr. Jankovic was elected to the Company's Board of Directors on February 19, 2003. He was appointed as President and Chief Operating Officer of the Company on December 20, 2002. Prior to joining the Company, Mr. Jankovic was the founder, chairman and chief executive officer of beMany, Inc., a provider of residential telecom and energy services, from September 1999 to November 2002. Mr. Jankovic was vice president of product development of Verticalnet, Inc. from September 1998 to September 1999. Mr. Jankovic was co-founder and chief executive officer of RF Globalnet, Inc. from March 1996 until it was acquired by Verticalnet in September 1998.


Warren V. (Pete) Musser
Age 75

Mr. Musser was elected to the Company's Board of Directors on February 19, 2003. He is president of The Musser Group, a financial consulting company. Mr. Musser served as chairman and chief executive officer of Safeguard Scientifics, Inc. from 1953 until 2001. Mr. Musser is a director of CompuCom Systems, Inc. and Internet Capital Group, Inc. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America; co-chairman of The Eastern Technology Council; and chairman of the Pennsylvania Partnership of Economic Education.

Brian P. Tierney
Age 44

Mr. Tierney was elected to the Company's Board of Directors on February 19, 2003. He is founder/chairman of Tierney Communications, a division of Interpublic Group. Mr. Tierney was founder, president and chief executive officer of Tierney Communications from 1989 to April 2002. Mr. Tierney is a director of FASTNET Corporation. Mr. Tierney serves on a variety of civic, educational and charitable boards of directors, including the Regional Performing Arts Center (The Kimmel Center), Zoological Society of Philadelphia, Thomas Jefferson University, Greater Philadelphia Chamber of Commerce, Police Athletic League, World Affairs Council, the Boy Scouts of America and the University Museum of the University of Pennsylvania.


Michael J. Hagan
Age 40

Mr. Hagan was appointed chairman of the board of directors and chief executive officer of the Company on December 20, 2002. Prior to joining the Company, Mr. Hagan was the co-founder of Verticalnet, Inc., a business-to-business internet and software company, and held a number of executive positions at Verticalnet since its founding in 1995, including chairman of the board from February 2002 to the present, president and chief executive officer from January 2001 to February 2002, executive vice president and chief operating officer from January 2000 to January 2001 and senior vice president prior to that time. Prior to founding Verticalnet, Mr. Hagan was a vice president and senior manager at Merrill Lynch Asset Management from 1990 to 1995, and worked for Bristol Meyers Squibb from 1988 to 1990. Mr. Hagan is a director of Verticalnet, Inc. Mr. Hagan is also a trustee of Saint Joseph's University.


Michael A. DiPiano
Age 44

Mr. DiPiano was appointed to the board of directors on December 20, 2002. He is the Managing Partner of NewSpring Ventures, L.P., where he has been a partner since September 2002. Prior to that, Mr. DiPiano was chairman and chief executive officer of Maxwell Systems from 1998 to 2002, and he remains chairman of the board. From 1996 to 1998, Mr. DiPiano was affiliated with Safeguard Scientifics Inc. and their related venture funds. Mr. DiPiano is a director of a number of private companies, including Ecount, Maxwell Systems, Message Link, HR Division, Ripple Technologies and Vytek Wireless. He is also a director of the University City Science Center.


Board and Committee Meetings

         The Board of Directors met on four occasions in 2002. Each director attended at least 75% of all Board and applicable committee meetings during 2002, except Dean Bozzano who did not attend any Board or Audit Committee meetings in 2002 prior to his resignation in September 2002.

         The Board of Directors has an Audit Committee that currently consists of Mr. Berg. During 2002, the Audit Committee consisted of Mr. Caldwell, Mr. Tecce and Mr. Bozzano, until Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002. Mr. Caldwell resigned in February 2003. The Audit Committee is responsible for establishing and reviewing the Company's internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee met four times in 2002.

         Although the Company's common stock trades on the OTC Bulletin Board, the Company is required to disclose whether its Audit Committee members meet the independence standards of an exchange. All of the members of the Audit Committee in 2002 met the independence requirements of the Nasdaq Stock Market. Mr. Berg also meets those independence requirements.

         The Board of Directors has a Compensation Committee that currently consists of Mr. Tierney and Mr. DiPiano. During 2002, the Compensation Committee consisted of Messrs. Caldwell, Tecce and Bozzano, until Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002. In 2002, the Board of Directors performed the functions of the Compensation Committee. The Compensation Committee did not meet separately in 2002.

         The Board of Directors has established a Nominating Committee for 2003 comprised of Michael A. DiPiano and Michael J. Hagan. The Nominating Committee responsibilities will be to recommend to the Board of Directors qualified candidates for election as directors and the slate of nominees for election as directors at the Annual Meeting.

Compensation of Directors

         Directors who are officers of the Company do not receive any additional compensation for their services as directors. Non-employee directors participate in the Directors Plan. The Company provided no compensation to non-employee directors in 2002. In March 2003, the Company granted each of the non-employee directors a stock option for 50,000 shares of the Company's common stock. The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. The options granted in March 2003 had an exercise price of $0.73, were fully vested on the grant date and expire 10 years from the date of grant. Shares purchased upon the exercise of these options can not sold until after one year from the initial option grant. Starting in 2003, Directors who are members of the Audit Committee will be paid cash compensation of $750 per fiscal quarter. The Company reimburses directors for expenses they incur in attending meetings.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table shows as of March 18, 2003, the amount and percentage of the Company's outstanding Common Stock beneficially owned by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock.

                                           Shares                Percent of
Name and Address                        Beneficially             Outstanding
of 5% Beneficial Owner                     Owned                 Common Stock

----------------------                  ------------             ------------

HJM Holdings, LLC (1)
202 Welsh Road
Horsham, PA  19044 ....................   15,313,500                     58.4%

NewSpring Ventures, L.P. (1)
100 West Elm Street, Suite 101
Conshohocken, PA  19428 ...............   15,313,500                     58.4

(1) Information based upon Schedule 13D filings, dated December 20, 2002, with the Securities and Exchange Commission (the "Commission") by each person. Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has or shares "voting power," which includes the power to vote, or to direct the voting of, such securities, or "investment power," which includes the power to dispose, or to direct the disposition, of such securities. The shares set forth above consist of 10,522,092 shares (40.1% of outstanding shares) held by HJM Holdings, LLC and 4,791,408 shares (18.3% of outstanding shares) held by NewSpring Ventures. HJM Holdings and NewSpring Ventures have entered into the Stockholders' Agreement that, among other things, governs the voting of the Company's Common Stock beneficially owned by each of them. NewSpring Ventures disclaims beneficial ownership of all shares held by HJM Holdings, and HJM Holdings disclaims beneficial ownership of all shares held by NewSpring Ventures.

         The following table shows as of March 18, 2003, the amount and percentage of the Company's outstanding Common Stock beneficially owned (unless otherwise indicated) by the Company's (i) each director and nominee for director, (ii) each executive officer named in the Compensation Table and (iii) all directors, nominees for director and executive officers of the Company as a group.

                                                                Shares               Shares            Percent of
                                                             Beneficially          Acquirable         Outstanding
Name of Beneficial Owner                                       Owned(1)        Within 60 Days (2)     Common Stock
------------------------                                    -------------      ------------------    --------------
Ian J. Berg (3) (4) ...................................           457,670               50,000                 1.9%

Michael A. DiPiano (5) ................................         4,791,408               50,000                18.4

Michael J. Hagan (4) ..................................         2,593,715                   --                 9.9

Djordje Jankovic (4) ..................................           762,784                   --                 2.9

Warren V. Musser (4) ..................................           472,926 (6)           50,000                 2.0

Brian P. Tierney (4) ..................................           114,418               50,000                 *

James D. Brown ........................................            30,000              373,333                 1.5

Deborah A. Gallen .....................................           185,000 (7)           63,333                 *

Brendon Perero ........................................                --              286,667                 1.1

All directors, nominees for
directors and executive officers
as a group (9 persons) ................................         9,407,921 (8)          923,333                38.1

---------------
*    less than 1%.

(1) Information supplied by officers, directors and nominees. Under the rules of the Commission, a person is deemed to be the beneficial owner of securities if such person has or shares "voting power," which includes the power to vote, or to direct the voting of, such securities, or "investment power," which includes the power to dispose, or to direct the disposition, of such securities. Under these rules, more than one person may be deemed the beneficial owner of the same securities. The information set forth in the above table includes all shares of Common Stock of the Company over which the above-named persons individually or together share voting power or investment power.

(2) Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at March 18, 2003, or within 60 days thereafter under the Company's stock option plans.

(3) The shares set forth as beneficially owned by Mr. Berg are all held through HJM Holdings, LLC by Eastern Technology Fund, LP, of which Mr. Berg is a Managing Director. Mr. Berg is also on the investment committee of NewSpring Ventures LP, but the shares listed as beneficially owned by Mr. Berg do not include any of NewSpring Ventures' shares disclosed on the 5% Beneficial Ownership table and Mr. Berg disclaims any beneficial ownership of such shares.

(4) The shares set forth as beneficially owned by Messrs. Berg, Hagan, Jankovic, Musser and Tierney represent their proportionate interest in the shares held by HJM Holdings, LLC and included in the 5% Beneficial Ownership table above. See Note (1) above. According to a Schedule 13D dated December 20, 2002 filed with the Commission by Michael J. Hagan and HJM Holdings, LLC, Mr. Hagan is the President and a Manager of HJM Holdings, LLC and Mr. Jankovic is the Treasurer and Manager of HJM Holdings, LLC. Mr. Hagan and

     Mr. Jankovic may be deemed to own beneficially all shares held by HJM Holdings, LLC, in which case he would be deemed to beneficially own 10,522,092 shares (40.1% of outstanding shares); however, each of them disclaims beneficial ownership of all shares other than his proportionate interest in HJM Holdings.

(5) The shares set forth as beneficially owned by Mr. DiPiano are all held by NewSpring Ventures and included in the 5% Beneficial Ownership table above. See Note (1) above. According to a Schedule 13D dated December 20, 2002 filed with the Commission by NewSpring Ventures, LLC, Mr. DiPiano is the Managing Director of NewSpring Ventures and the President of Progress Capital II, Inc. the general partner of the general partner of NewSpring Ventures, L.P., and therefore may be deemed to own such shares beneficially. Mr. DiPiano disclaims beneficial ownership of these shares.

(6) Consists of 305,114 shares held by HJM Holdings, LLC, which are owned by the Musser Foundation and 167,812 shares held by Mr. Musser's spouse, as to which shares Mr. Musser disclaims beneficial ownership.

(7) Includes a total of 20,000 shares held by members of Ms. Gallen's immediate family, as to which shares Ms. Gallen disclaims beneficial ownership.

(8) Includes a total of 492,926 shares held by members of the immediate families of and charities controlled by such persons, as to which shares such persons disclaim beneficial ownership.

                             EXECUTIVE COMPENSATION

         The following table contains information concerning total compensation paid during the 2000, 2001 and 2002 fiscal years to both of the individuals who served as the Company's chief executive officer in 2002 and those of its executive officers which received more than $100,000 in total salary and bonus during 2002. No other executive officer of the Company received more than $100,000 in total salary and bonus during 2002.

                           Summary Compensation Table

                                                                                      Long-Term
                                                                                    Compensation
                                                                                       Awards
                                                       Annual Compensation           Securities
 Name and                            Fiscal       ---------------------------        Underlying           All Other
 Principal Position                   Year           Salary ($)      Bonus ($)        Options (#)       Compensation(2)
------------------------------     -----------    ------------    -----------      --------------      ----------------
Michael J. Hagan(1) ..........        2002               ---            ---              ---                 ---
   Chairman and Chief
   Executive Officer

Brian D. Haveson(1) ..........        2002           260,096            ---              ---              12,857(3)
   President and Chief                2001           250,054            ---              ---               8,464(3)
   Executive Officer                  2000           250,000            ---              ---                 ---

James D. Brown ...............        2002           135,250         10,000              ---               4,058
   Chief Financial Officer            2001           130,060            ---          250,000               3,900
                                      2000           130,055            ---          100,000               3,000

Deborah A. Gallen ............        2002           124,846         12,000              ---                 ---
   Vice President E-Commerce          2001           120,060            ---          150,000                 ---
                                      2000           108,402            ---           20,000                 ---

Brendon Perero ...............        2002           124,846         10,000              ---               3,745
   Chief Information Officer          2001           120,036            ---          180,000               3,600
                                      2000           120,027            ---           40,000               2,769

---------------

(1) Mr. Hagan replaced Mr. Haveson as chief executive officer on December 20, 2002. Mr. Hagan's annual salary for 2003 is $175,000.

(2) Unless otherwise indicated, the amounts in this column consist of matching contributions made by the Company under its qualified tax deferred defined contribution retirement plan.

(3) Mr. Haveson received matching contributions made by the Company under its qualified tax deferred defined contribution retirement plan ($5,769 and $7,000) and use of a company car ($2,695 and $5,857) in 2001 and 2002, respectively.

Option Grants

         No options to acquire shares of the Company's common stock were granted during 2002 to any of the named executive officers.

Options Exercised and Year-End Option Values

         The following table sets forth information with respect to options held at December 31, 2002 by the named executive officers of the Company:

                 Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values(1)

                                 Number of Securities                Value of Unexercised
                                Underlying Unexercised               In-the-Money Options
                              Options at Fiscal Year End          at Fiscal Year End ($) (2)
                            --------------------------------    -------------------------------
Name                        Exercisable       Unexercisable     Exercisable       Unexercisable
------------------------    -------------     --------------    -------------     -------------
Michael J. Hagan                ---                ---              ---               ---

Brian D. Haveson                ---                ---              ---               ---

James D. Brown                350,000            200,000           45,500            91,000

Deborah A. Gallen              63,333            106,667           26,500            53,000

Brendon Perero                286,667            133,333           33,000            66,000

---------------

(1)  No options were exercised by the named executive officers during 2002.

(2) The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of the Company's Common Stock on December 31, 2002 multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock on December 31, 2002, as reported on the Nasdaq OTC Bulletin Board, was $0.90 per share.

Equity Compensation Plan Information

         All of the Company's equity compensation plans have been approved by the Company's stockholders. The following table provides information as of December 31, 2002 with respect to compensation plans under which equity compensation is authorized, as well as individual compensatory arrangements.

                      Equity Compensation Plan Information

                                                                                              Number of
                                                    Number of           Weighted-average      securities
                                                    securities to       exercise price of     remaining
                                                    be issued           outstanding           available for
                                                    upon                options, warrants     future issuance
                                                    exercise of         and rights            under equity
                                                    outstanding         (b)                   compensation
Plan category                                       options,                                  plans
                                                    warrants and                              (excluding
                                                    rights                                    securities
                                                    (a)                                       reflected in
                                                                                              column (a))
                                                                                              (c)
----------------------------------------------      -------------       -----------------     -----------------
Equity compensation plans approved by security
holders                                                 2,456,500                   $1.91             3,143,500
                                                    -------------       -----------------     -----------------
Equity compensation plans not approved by security
holders                                                         0                       0                     0
                                                    -------------       -----------------     -----------------
Total                                                   2,456,500                   $1.91             3,143,500
                                                    =============       =================     =================

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of their ownership with the Commission. Based solely on the Company's review of the copies of such reports received by it, or written representations received from reporting persons, the Company believes that during 2002 all filing requirements applicable to these persons were met timely, except for late amendments to Form 4s for Brian D. Haveson and Donald R. Caldwell for April 2001.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee Report

         In the section below, we describe our financial and accounting management policies and practices.

         Composition. The Audit Committee of the Board of Directors is composed of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee in 2002 were Donald R. Caldwell, Frederick C. Tecce and Dean J. Bozzano (Chairman). Mr. Bozzano resigned in September 2002, and Mr. Tecce resigned in December 2002. In February 2003, Mr. Caldwell resigned from the board and Mr. Berg was appointed to the Audit Committee.

         Responsibilities. The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's Consolidated Financial Statements in accordance with generally accounting standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes.

         Review with Management and Independent Accountants. In this context, the Audit Committee has met and held discussions with management and the independent accountants. In February 2003, the all the non-employee members of the Board met and performed the functions of the Audit Committee. Management represented to the Audit Committee that the Company's Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Consolidated Financial Statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with the Audit Committees."

         The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants, KPMG LLP, the firm's independence. The Audit Committee also considered the compatibility of the provision of non-audit services by KPMG LLP with the maintenance of KPMG LLP's independence.

         Summary. Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Commission.

         This report is submitted by the non-employee Directors acting for the Audit Committee on February 25, 2003.

                                          Ian J. Berg
                                          Warren V. (Pete) Musser
                                          Brian P. Tierney
                                          Michael J. Hagan

Audit and Related Fees

         Audit Fees. The aggregate fees billed by KPMG LLP for professional services for audit of the Company's annual Consolidated Financial Statements for 2002 and the review of the Consolidated Financial Statements included in the Company's Forms 10-Q for the second and third quarter 2002 were $63,000.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for financial information systems design and implementation in 2002.

         All Other Fees. The aggregate fees billed to the Company for all other services rendered by KPMG LLP in 2002, which consists of fees for tax advisory services, were $10,000.

Report of the Board of Directors on Compensation Matters

         In the section below, we describe the executive compensation policies and practices employed by the Company in 2002. We also identify the procedures used to determine the compensation of the Company's Chief Executive Officer and the executive management team in 2002. The Compensation Committee may alter certain of the positions reflected in this report going forward.

         Compensation Philosophy. In developing the Company's executive compensation policies, the Company relied on two principal objectives: (1) attracting and retaining talented officers and (2) motivating officers to achieve corporate goals that enhance stockholder value.

         In 2002, the paramount corporate goal was to create stockholder value by increasing revenues and profitability and generating positive operating cash flow. We believe the stock options issued to the executive management team from 1999 to 2001 supported these objectives.

         Cash Compensation. The Board of Directors authorized guidelines for base compensation for executive management after reviewing compensation information for firms of similar size and growth prospects in the Philadelphia region. The Company's goal is to provide a reasonably competitive level of base compensation.

         In 2002, the Company did generate a meaningful positive cash flow and as a result it did award cash bonuses to the executive management team (excluding Brian Haveson) in 2002.

         Stock Options. It was the view of the Board of Directors that stock options motivate executive management and other employees to identify with stockholder interests and maximize stockholder value. With the adoption of the 1999 and 2000 Equity Incentive Plans, the Company granted stock options to a large proportion of the Company's employees. All stock options have a per share exercise price equal to the fair market value of the Company's Common Stock on the grant date. To date, options granted to employees vest in three equal annual installments.

         The number of options granted to each officer and the vesting schedule are determined based on a variety of factors, including (1) the executive's position at the Company, (2) his or her individual performance and (3) the number of options the executive already holds. The Board of Directors awarded stock options to the executive management team in 1999, 2000 and 2001 that continued to vest over the course of 2002. It did not award any additional stock options to the named executive officers in 2002.

         Compensation of the Chief Executive Officer. Mr. Haveson was the chief executive office in 2002 until December 20, 2002. During 2002, Mr. Haveson received a salary of $260,096. The Board of Directors did not award Brian Haveson a cash bonus in 2002 but did provide him with an increase in base cash compensation of 4% over that paid in 2001. While Mr. Haveson had been granted no stock options, the Board of Directors believed his interests are aligned with stockholders by virtue of his direct stock ownership during the year.

         Mr. Hagan became the chairman and chief executive officer on December 20, 2002. The Board of Directors appointed Mr. Hagan at an annual salary of $175,000. Mr. Hagan does not have an employment agreement.

         Tax Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, the Company generally receives a federal income tax deduction for compensation paid to any of its named executive officers if the compensation is less than $1,000,000 during any fiscal year or is "performance-based" under Section 162(m). Under these rules, all compensation paid to the Company's named executive officers is tax deductible.

         This report is submitted on January 14, 2003 by these members of the Board of Directors who were directors during 2002.

                                              Donald R. Caldwell
                                              Brian D. Haveson

Compensation Committee Interlocks and Insider Participation

         In 2002, the Board of Directors performed the functions of the Compensation Committee. During the year 2002, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Board of Directors. The Company's former Chief Executive Officer, Brian D. Haveson, served on the Company's Board of Directors during 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Haveson resigned as the President and Chief Executive Officer of the Company on December 20, 2002. Mr. Haveson and the Company entered into a Consulting Agreement, dated December 20, 2002, with a two year consulting term. During the consulting term, Mr. Haveson will provide the Company with advice concerning the business, operations and industry in which it operates, including assistance with the transition of management responsibilities. During the consulting term, the Company will pay Mr. Haveson $20,833.33 per month, and will either provide health care continuation for Mr. Haveson and his immediate family or pay him an additional amount to pay for health care coverage.

         From time to time, the Company purchases food from Tom's Foods, Inc., a vendor that is an affiliate of Mr. Heisley, and vitamins and supplements from HPF, L.L.C., a vendor that is an affiliate of Mr. Heisley and Mr. Haveson. During the Company's 2002 fiscal year, the aggregate amount of food purchases was approximately $466,000 and the aggregate amount of vitamin and supplement purchases was approximately $60,000. Such transactions were effected on terms no less favorable to the Company than those made available to independent third parties.

                                STOCK PERFORMANCE

         The following graph shows a comparison of cumulative total return since June 16, 2000 (the date the Company became listed on the Nasdaq National Market) for the Company's Common Stock, the Russell 2000 Index and the Dow Jones Consumer Services Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. The Company's Common Stock traded on the Nasdaq National Market until May 24, 2001, and since then has traded on the OTC Bulletin Board under the ticker symbol THIN.OB.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG NUTRI/SYSTEM, INC., THE DOW JONES
               CONSUMER SERVICES INDEX AND THE RUSSELL 2000 INDEX


                                INSERT GRAPH HERE

                                     06/16/00      12/29/00      12/31/01      12/31/02
                                     --------      --------      --------      --------
NutriSystem, Inc.                       100             8             2              6
Dow Jones Consumer Services Index       100            52            82             67
Russell 2000 Index                      100            94            95             74

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         KPMG LLP served as the Company's independent auditors since July 3, 2002. Previously, the Company's independent accountants were Arthur Andersen LLP. Board of Directors has reappointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 subject to ratification thereof by the stockholders. The Company has been advised by KPMG that none of its members or associates has any direct financial interest or material indirect financial interest in the Company or its subsidiaries.

         The ratification of the appointment of KPMG LLP will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. An abstention will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Shares held by a broker or nominee that does not have the discretion to vote in the absence of specific instructions from the beneficial owner, or "broker non-votes," will not be counted in determining the number of votes necessary for approval.

         A representative of KPMG LLP will attend the Annual Meeting. This representative will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to any appropriate questions presented by the stockholders at the Annual Meeting.

         The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

     PROPOSAL TO AMEND THE COMPANY'S 2000 EQUITY INCENTIVE PLAN FOR OUTSIDE
                            DIRECTORS AND CONSULTANTS

         The purpose of the 2000 Director Plan is to provide directors who are not employees of the Company or its subsidiaries, and certain consultants to the Company, with the opportunity to receive grants of nonqualified stock options. The 2000 Director Plan is intended to encourage non-employee directors and consultants to contribute materially to the growth of the Company, thereby benefiting its stockholders, and better aligning the interests of the Company's non-employee directors and consultants with the Company's stockholders.

         Currently the number of shares of Common Stock reserved under the 2000 Director Plan is 500,000, of which 40,000 share are available for issue and, as of March 19, 2003, 460,000 shares of Common Stock have previously been issued. The Board of Directors has proposed that the Company amend the 2000 Director Plan to increase number of shares of Common Stock reserved under the Plan by 500,000, raising the number of shares of Common Stock reserved under the Plan to 1,000,000. A copy of the 2000 Director Plan, as amended, is attached as Appendix A.

         Summary of the 2000 Director Plan

         The 2000 Director Plan is administered by the Compensation Committee or, in the absence of such a committee, by the Board of Directors. The Compensation Committee or the Board has the sole authority to determine the individuals that receive grants, the type, size and terms of grants, the timing of grants and the period when grants are exercisable or when restrictions lapse, to amend the terms of previously issued grants, and to make all other determinations with respect to the administration of the 2000 Director Plan.

         If this amendment to the 2000 Director Plan is approved, the number of shares reserved for issuance under the 2000 Director Plan will be 1,000,000 shares of Common Stock, of which 460,000 shares have been issued through March 19, 2003. All shares subject to grants that expire or are cancelled, surrendered or terminated for any reason other than exercise are available for new grants under the 2000 Director Plan. The Compensation Committee or the Board may adjust the number of shares covered by outstanding grants and the price per share of outstanding grants if there is any change in the number or class of shares because of a stock dividend, stock split, merger, reclassification or other similar change in the Company's stock. Directors of the Company who are not employees of the Company or any of its affiliates and, at the discretion of the Compensation Committee or the Board, certain consultants to the Company, are eligible to participate in the 2000 Director Plan.

         The Board of Directors may amend or terminate the 2000 Director Plan at any time. However, the Board of Directors may not make any amendment without stockholder approval if such approval is required under any applicable laws or stock exchange or Nasdaq requirements, nor may any amendment affect the rights of holders of options theretofore outstanding. The 2000 Director Plan will terminate when all stock options granted under the 2000 Director Plan have either been exercised or terminated; provided that no stock option may be granted more than ten years after the effective date of the Plan. In the event of a proposed sale of all or substantially all of the assets of the Company or the merger or the Company with or into another corporation, the Compensation Committee or the Board may take any actions that it deems desirable, including:
(i) requiring that all outstanding options be assumed by or replaced with comparable options of the surviving company, (ii) providing that all outstanding options are fully exercisable or (iii) terminating all outstanding options that are not exercised within a certain period.

         Upon the liquidation or dissolution of the Company, all outstanding options will terminate, unless otherwise provided by the Compensation Committee or the Board.

         The 2000 Director Plan permits only grants of nonqualified stock options. The exercise price underlying each option may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Plan participants may pay the exercise price of an option in cash or by delivering to the Company shares of Common Stock owned by the optionee. An optionee may also pay the exercise price of an option through "net" exercise, pursuant to which the number of shares received by the optionee are reduced by a number of shares that, when valued at fair market value, are sufficient to pay the exercise price. With the approval of the Compensation Committee or the Board, an optionee may pay the purchase price of an option through an agreement with the Company's transfer agent or a brokerage firm whereby the optionee exercises the option and sells the shares acquired thereby through the Company's transfer agent or the brokerage firm, and the Company's transfer agent or the brokerage firm executing the sale remits to the Company the exercise price of the shares as to which the option was exercised.

         Options become exercisable according to the terms and conditions determined by the Compensation Committee or the Board and specified in the grant instrument. The Compensation Committee or the Board may accelerate the exercisability of any or all outstanding options at any time for any reason. The Compensation Committee or the Board determines the term of each option, up to a maximum ten-year term. Options may be exercised while the grantee is a director or consultant of the Company or within a specified period of time after termination of the director's or consultant's service in such capacity. Options granted under the 2000 Director Plan may not be transferred except upon the grantee's death or as otherwise approved by the Compensation Committee or the Board.

         Federal Income Tax Consequences

         The current federal income tax consequences of option grants under the 2000 Director Plan are generally described below. This description of tax consequences is not a complete description and is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of options granted under the 2000 Director Plan.

         All options granted under the 2000 Director Plan are nonqualified stock options. An optionee is not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired over the exercise price. The Company is generally able to take a deduction with respect to this amount as a compensation expense for federal income tax purposes. The optionee's tax basis in the shares acquired is equal the exercise price plus the amount taxable as compensation to the optionee. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently one year. The optionee's holding period for shares acquired upon exercise begins on the date of exercise.

         The Company has the right to deduct from all grants paid in cash or other compensation any taxes required to be withheld with respect to grants under the 2000 Director Plan. The Company can require that the participant pay to it the amount of any required withholding. The Compensation Committee or the Board can permit the participant to elect to have withheld from any shares issuable to him or her in connection with the 2000 Director Plan a number of shares with a value equal to the required tax withholding amount.

         Option Grants under the 2000 Director Plan

         In March 2003, the Company granted each of the non-employee directors a stock option for 50,000 shares of the Company's common stock. The exercise price for all non-employee director options is 100% of the fair market value of the shares on the grant date. The options granted in March 2003 had an exercise price of $0.73, were fully vested on the grant date and expire 10 years from the date of grant. Shares purchased upon the exercise of these options can not sold until after one year from the initial option grant.

         Vote Required

         The amendment to increase to 1,000,000 the number of shares of Common Stock reserved under the 2000 Director Plan will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. An abstention will have the effect of a negative vote. A broker non-vote will not be counted for purposes of determining whether the amendment to the 2000 Director Plan has been adopted.

         The Board of Directors recommends a vote FOR approval of the proposed amendment to the 2000 Director Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the proposal.

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                          TO CHANGE THE COMPANY'S NAME

         The Board of Directors has concluded that it is in the best interests of the Company to amend the Certificate of Incorporation to change the Company's name to "NutriSystem, Inc." from "Nutri/System, Inc." The Board believes that retaining the forward slash in the Company's name may create unnecessary confusion to potential customers attempting to access the Company's website, www.nutrisystem.com. If a potential customer inserts the slash in the URL address, they will not reach the Company's Internet website. The Internet is an important distribution channel for the Company's products. In order to eliminate this problem while preserving the value of the NutriSystem name and brand, the Board of Directors proposes to change the Company's name to NutriSystem, Inc. To change the Company's name requires the stockholders to approve an amendment of the Certificate of Incorporation.

         If this proposal is approved, then Article FIRST of the Certificate of Incorporation will be amended to read as follows:

         "FIRST. The name of the corporation is NutriSystem, Inc. (the "Corporation").

         The Board of Directors has unanimously adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation, declaring its advisability and directing that the proposed amendment be submitted to stockholders for their approval at the Annual Meeting. If adopted by stockholders, the amendment will become effective upon filing of an appropriate amendment to the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

         The amendment to the Certificate of Incorporation to change the Company's name will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting. An abstention will have the effect of a negative vote. A broker non-vote will not be counted for purposes of determining whether the amendment to the Certificate of Incorporation has been adopted.

         The Board of Directors recommends a vote FOR approval of the proposed amendment to the Company's Certificate of Incorporation to change the Company's name to NutriSystem, Inc. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the proposal.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for its fiscal year ended December 31, 2002 is being mailed to the Company's stockholders with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

         Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Commission, desired to submit a proposal for inclusion in the Company's proxy statement for the 2003 Annual Meeting of Stockholders was required to deliver such proposal in writing to the Secretary of the Company at the Company's mailing address in Horsham, Pennsylvania, not later than November 19, 2002.

         Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders does not notify the Company of such proposal on or before February 1, 2003, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2003 proxy statement.

                                 OTHER PROPOSALS

         The Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                      By Order of the Board of Directors,


                                      /S/ MICHAEL J. HAGAN
                                      Michael J. Hagan
                                      Chairman and Chief Executive Officer

March 24, 2003

       THE FOLLOWING MATERIALS ARE BEING PROVIDEDTO THE COMMISSION AND ARE
           NOT INCLUDED WITH THE PROXY MATERIALS TO BE DISTRIBUTED TO
                                  STOCKHOLDERS.

                                     ANNEX A

                                NUTRISYSTEM INC.

                           2000 EQUITY INCENTIVE PLAN
                      FOR OUTSIDE DIRECTORS AND CONSULTANTS

         NutriSystem, Inc., a corporation organized under the laws of the State of Delaware, hereby sets forth its 2000 Equity Incentive Plan for Outside Directors and Consultants, as amended, which provides for the grant of nonqualified stock options to Outside Directors (as hereinafter defined) and consultants of the Company. This Plan, as amended, shall become effective upon its approval by stockholders of the Company in accordance with Section 5(m) hereof.

         1. Definitions. Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary:

         "Affiliate" shall mean any corporation or other entity in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock or other voting equity securities.

         "Board" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

         "Committee" shall mean shall mean the committee of the Board that has been appointed to administer this Plan pursuant to Section 2 of this Plan or, in the absence thereof, the Board shall serve as the Committee.

         "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

         "Company" shall mean nutrisystem.com inc., a Delaware corporation.

         "Consultant" shall mean a consultant to the Company or a subsidiary (as defined in Section 424 of the Code) of the Company who is in a position in which his decisions, actions and counsel significantly impact upon the profitability and success of the Company or any subsidiary of the Company.

         "Director" shall mean a member of the Board or any member of the Board of Directors of any subsidiary of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of the Common Stock on any date shall mean the closing price of the Common Stock for such date, as reported in The Wall Street Journal, or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, or if the Common Stock is not reported by Nasdaq, the fair market value shall be as determined by the Board. If no closing price is reported for the date in question, the next preceding date for which such sale prices were quoted shall be used.

         "Option" shall mean a nonqualified stock option to purchase Common Stock granted under the provisions of Section 4 hereof.

         "Optionee" shall mean a person to whom an Option is granted.

         "Outside Director" shall mean a Director who is not an employee of the Company or any Affiliate of the Company.

         "Plan" shall mean this 2000 Equity Incentive Plan for Outside Directors and Consultants.

         "Termination of Service" shall mean such time as (i) a Director shall cease to serve as such or (ii) a Consultant shall cease to have a consulting relationship with the Company or any subsidiary of the Company.

         2. Administration.

                  (a) Composition of the Committee. This Plan shall be administered by the Committee, which shall consist of at least one Director who shall be appointed by and serve at the pleasure of the Board, or by the Board in the absence of the appointment of the Committee. No person who serves as a member of the Committee shall have been, or shall be, granted an award under this Plan, or an option or other award under any other plan of the Company or any of its Affiliates, except for participation in any plan in which participation would be permitted in accordance with the applicable rules of the Securities and Exchange Commission relating to disinterested administration under the Exchange Act. Subject to the foregoing, from time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members with or without cause, appoint new members in substitution therefor, fill vacancies or remove all members of the Committee and thereafter administer this Plan directly.

                  (b) Duty and Powers of the Committee. The Committee shall conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the Options and to adopt rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall have the discretion to determine who will be granted Options and to determine the number of Options to be granted to any Outside Director or Consultant, the timing of such grant and the terms of exercise.

                  (c) Committee Actions. The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee before or after the action is taken.

                  (d) Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall not receive any compensation for their services in administering this Plan, but all expenses and liabilities they incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants or other persons. The Committee, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan.

         3. Shares Subject to this Plan.

                  (a) Limitations. The shares of stock issuable pursuant to Options shall be shares of Common Stock. The total number of such shares that may be issued pursuant to Options granted under this Plan shall not exceed 1,000,000 shares of Common Stock in the aggregate.

                  (b) Effect of Unexercised or Cancelled Options. If an Option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such Option that were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option granted hereunder.

                  (c) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the number of shares of Common Stock that have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company into Common Stock in accordance with the terms thereof shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive on the Company and the Optionees. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee and give each Option holder the right to exercise his Option as to all or any part of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable.

                  (e) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing an Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that each Option holder shall have the right to exercise his Option as to all of the shares of Common Stock covered by the Option, including shares as to which the Option would not otherwise be exercisable or (iii) declaring that an Option shall terminate at a date fixed by the Committee, provided that the Option holder is given notice and opportunity to exercise the then exercisable portion of his Option prior to such date.

         4. Stock Options.

                  (a) Granting of Options.

                           (i) Eligibility. Each Outside Director and Consultant
shall be eligible to be granted Options.

                           (ii) Granting of Options. Options may be granted by
the Committee at any time and from time to time

while this Plan shall be in effect. The Committee shall have the authority to determine the Outside Directors and Consultants to whom Options are granted, the number of Options to be granted to each and the timing and vesting of each grant. The Committee's determinations with respect to Options granted under this Plan need not be uniform and may be made selectively among Outside Directors and Consultants as the Committee, in its discretion, shall determine.

                           (iii) Type of Options. All Options granted under this
Plan shall be options not intended to qualify as

incentive stock options under Section 422 of the Code.

                  (b) Terms of Options.

                           (i) Option Agreement. Each Option shall be evidenced
by a written stock option agreement that shall

(A) be executed by the Optionee and on behalf of the Company and (B) contain such terms and conditions as the Committee determines are required or appropriate under this Plan.

                           (ii) Option Price. The exercise price of the shares
subject to each Option shall be not less than 100% of the Fair Market Value for such shares on the date the Option is granted.

                           (iii) Date of Grant. The date on which an Option
shall be deemed to have been granted under this Plan

shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

                           (iv) Exercise Term. Each stock option agreement shall
state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee, provided that no Option shall be exercisable after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

                           (v) Rights upon Termination of Service. Upon an
Optionee's Termination of Service, for any reason other than death, the Optionee shall have the right to exercise the Option during its term within a period of three months after such termination to the extent that the Option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an Optionee dies prior to the expiration of his Option and without having fully exercised his Option, the Optionee's representative or successor shall have the right to exercise the Option during its term within a period of one year after Termination of Service due to death to the extent that the Option was exercisable at the time of Termination of Service, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.

                  (c) Exercise of Options.

                           (i) Person Eligible to Exercise. During the lifetime
of the Optionee, only the Optionee may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such person of such person's right to exercise the Option or any portion thereof.

                           (ii) Fractional Shares. The Company shall not be
required to issue fractional shares upon the exercise of an Option and, at its election, may round the number of shares downward to the next lesser whole number of shares and pay in cash the value of the fractional shares based on the Fair Market Value of one share on the date of exercise.

                           (iii) Manner of Exercise. Options may be exercised in
whole or in part, from time to time, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. The purchase price of the shares with respect to which an Option is exercised shall be payable in full with the notice of exercise in cash, Common Stock at Fair Market Value or a combination thereof, as the Committee may determine from time to time and subject to such terms and conditions as may be prescribed by the Committee for such purpose. Alternatively, an Optionee may exercise his Option pursuant to a cashless or "net" exercise. If this method of exercise is elected, the Optionee will receive a number of shares of Common Stock calculated using the following formula:

                X  =  Y(A-B)
                     -------
                         A

   Where: X    =  the number of shares to be issued to the Optionee
               Y  =  the total number of shares purchasable under the Option
               A  =  the current Fair Market Value of one share of Common Stock
               B  =  the Option exercise price

No fractional shares shall be issued upon the "net" exercise of an Option. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee so determines, the number of shares may be rounded downward to the next whole share. The Committee may also, in its discretion and subject to prior notification to the Company by an Optionee, permit an Optionee to enter into an agreement with the Company's transfer agent or a brokerage firm of national standing whereby the Optionee will simultaneously exercise the Option and sell the shares acquired thereby through the Company's transfer agent or such a brokerage firm and either the Company's transfer agent or the brokerage firm executing the sale will remit to the Company from the proceeds of sale the exercise price of the shares as to which the Option has been exercised.

                           (iv) Rights of Stockholders. An Optionee shall not
be, nor have any of the rights of, a stockholder of the Company in respect to any shares that may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee following the exercise of the Option as to such number of shares.

                           (v) General Restrictions. Each Option granted under
this Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) the satisfaction of any tax payment or withholding obligation or (iv) an agreement by the Optionee with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of or in connection with the granting of such Option or the issuance or purchase of shares of Common Stock thereunder, such Option shall not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, payment, withholding or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         5. Miscellaneous Provisions.

                  (a) No Assignment or Transfer. No Option or interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Optionee or his successors in interest nor shall it be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 5(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

                  (b) Amendment, Suspension or Termination of this Plan. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, subject to any required stockholder approval or any stockholder approval that the Committee may deem advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange or Nasdaq listing requirements. Neither the amendment, suspension nor termination of this Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any outstanding Option. No Option may be granted during any period of suspension nor after termination of this Plan.

                  (c) Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares. If and to the extent authorized by the Committee, in its sole discretion, an Optionee may make an election, by means of a form of election to be prescribed by the Committee, to have shares of Common Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Common Stock or other securities of the Company owned by the Optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any such election shall be irrevocable and shall be subject to termination by the Committee, in its sole discretion, at any time. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

                  (d) Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of this Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability for the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

                  (e) Duration of this Plan. This Plan shall remain in effect until all Options granted under this Plan have been satisfied by the issuance of shares, but no Option shall be granted more than ten years after the earlier of the date this Plan is adopted by the Company or is approved by the Company's stockholders.

                  (f) No Prohibition on Corporate Action. No provision of this Plan shall be construed to prevent the Company or any officer or Director thereof from taking any action deemed by the Company or such officer or Director to be appropriate or in the Company's best interest, whether or not such action could have an adverse effect on this Plan or any Options granted hereunder, and no Director or Director's estate, personal representative or beneficiary shall have any claim against the Company or any officer or Director thereof as a result of the taking of such action.

                  (g) Indemnification. With respect to the administration of this Plan, the Company shall indemnify each present and future member of the Board and the Committee against, and each member of the Board and the Committee shall be entitled without further action on his part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of, any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Board and the Committee, whether or not he continues to be such member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Board or the Committee (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Board or the Committee; or (ii) in respect of any matter in which any settlement is effected for an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Board or the Committee unless, within 60 days after institution of any such action, suit or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and the Committee and shall be in addition to all other rights to which such member may be entitled as a matter of law, contract or otherwise.

                  (h) Compliance with Plan Provisions. No Optionee shall have any right with respect to this Plan, the Common Stock reserved for issuance under this Plan or in any Option until a written stock option agreement shall have been executed on behalf of the Company and by the Optionee, and all the terms, conditions and provisions of this Plan and the Option applicable to such Optionee (and each person claiming under or through him) have been met.

                  (i) Approval of Counsel. In the discretion of the Committee, no shares of Common Stock, other securities or property of the Company or other forms of payment shall be issued hereunder with respect to any Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

                  (j) Effects of Acceptance. By accepting any Option or other benefit under this Plan, each Optionee and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Committee, the Board or their delegates.

                  (k) Construction. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

                  (l) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options granted under this Plan, it is the intention of the Company that this Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if this Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of this Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

                  (m) Stockholder Approval. The grant of any Option under this Plan shall be subject to the approval of this Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at a duly convened meeting of stockholders.

                  (n) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Date of adoption by the Board of Directors: May 12, 2000

Date of approval by the stockholders:  June 19, 2000

Date of adoption of the Plan as amended by the Board of Directors:
February 25, 2003

Nutri/System, Inc.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Michael J. Hagan and James D. Brown, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Nutri/System, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 202 Welsh Road, Horsham, Pennsylvania 19044, on Wednesday, April 23, 2003 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof, as follows:

1. ELECTION OF DIRECTORS.

   [  ]   FOR all nominees listed below      [  ]  WITHHOLD AUTHORITY
                                                   to vote for the nominees
                                                   listed below

   INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the following list:

   Michael J. Hagan, Michael A. DiPiano, Ian J. Berg, Djordje Jankovic,
    Warren V. Musser and Brian P. Tierney

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

   FOR [  ]                 AGAINST [  ]                  ABSTAIN [  ]

3. PROPOSAL TO AMEND THE DIRECTORS PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN

   FOR [  ]                 AGAINST [  ]                  ABSTAIN [  ]

4. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO NUTRISYTEM, INC.

   FOR [  ]                AGAINST [  ]                  ABSTAIN [  ]

5. In their discretion, the proxy holders, on behalf of and at the discretion of the Board of the Directors of the Company, are authorized to vote with respect to matters incident to the conduct of the Annual Meeting and upon such other business as may properly come before the Annual Meeting, pursuant to SEC Rules, and any adjournment, postponement or continuation thereof.

   This proxy will be voted as specified. If a choice is not specified, the shares represented by this proxy will be voted "FOR" each director nominee.

This proxy should be dated, signed by the stockholder(s) and returned promptly to the Company in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

--------------------------------------------
SIGNATURE

--------------------------------------------


SIGNATURE

DATE: _______________________, 2003